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                                                                   Exhibit 8.01


                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]


                               October 13, 1998






Choice Hotels International, Inc.
10750 Columbia Pike
Silver Spring, MD 20901


  Re:  Registration Statement on Form S-4
       ----------------------------------


Dear Sir or Madam:


  You have requested our opinion concerning the material federal income tax consequences of the exchange of newly issued 7.125% Senior Notes due 2008 of Choice Hotels International, Inc. (the "Company") which have been registered under the Securities Act of 1933, as amended, for all outstanding 7.125% Senior Notes due 2008 of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

  The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.
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[LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]

Choice Hotels International, Inc.
October 13, 1998
Page 2

  This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Certain Federal Income Tax Considerations" and "Legal Matters."

                                        Very truly yours,

                                        /s/ Latham & Watkins